Exhibit 99.906Cert

CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Premium Money Market Trust – Western Asset / CitiSM Premium U.S. Treasury Reserves (the “Registrant”), each certify to the best of his knowledge that:

     1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners	Legg Mason Partners
Premium Money Market Trust–	Premium Money Market Trust–
Western Asset / CitiSM Premium U.S. Treasury Reserves	Western Asset / CitiSM Premium U.S. Treasury Reserves

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: April 28, 2010	Date: April 28, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.